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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-00405, No. 333-156433, No. 333-119661, No. 333-134208 and No. 333-193075) and Form S-3 (No. 333-151134, No. 333-174845, No. 333-184175 and No. 333-187964) of Uranium Resources, Inc. of our report dated March 27, 2014, relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of Uranium Resources, Inc. for the year ended December 31, 2013.

/s/ Hein & Associates LLP
Dallas, Texas
March 27, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm